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                                                                   EXHIBIT 10.20

                         AMENDMENT NO. 3 TO UNOVA, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


        WHEREAS, UNOVA, Inc. (the "Company") has previously adopted the UNOVA, Inc. Supplemental Executive Retirement Plan as amended by Amendment No. 1 thereto dated September 23, 1998 and Amendment No. 2 thereto dated March 11, 1999 (the "Plan"); and

        WHEREAS, the Board of Directors of the Company deems it desirable that the Plan be further amended in the manner set forth hereinafter;

        NOW, THEREFORE, this Amendment No. 3 to the Plan is hereby adopted by the Company with the following effect:

1. Section 2.3 of the Plan is hereby amended so that the such Section 2.3 shall read in its entirely as follows:

        "Average Earnings" shall mean the average of gross base salary payments plus Bonuses as defined in Section 2.7 (except, for a Retired Participant receiving a Retirement Benefit as of the Distribution Date, Bonuses shall mean gross cash payments of Bonuses) from the Company to the Participant in the three twelve consecutive month periods (with no overlap), in which such Participant's gross base salary payments plus gross Bonuses are the highest, in the Participant's final 120 months of employment. For all purposes of calculating "Average Earnings" under this Supplemental Plan "gross base salary" shall include (i) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code, (ii) any amounts deferred at the election of the Participant pursuant to any plan of the Company which permits such deferral, and (iii) cash payments, during the relevant period, of commissions payable to a Participant as a regular part of the Participant's compensation, e.g. to a person engaged in sales or marketing; however, commissions not payable as a regular part of a Participant's compensation shall not be included in the calculation of Average Earnings. Commissions or portions thereof otherwise included in the calculation of Average Earnings pursuant to the preceding sentence which are deferred (other than at the election of a Participant) shall be included in the calculation of Average Earnings in the relevant period in which cash payments are made. For purposes of calculating Average Earnings under this Supplemental Plan salary (including relevant commission payments and bonuses) paid in a non-U.S. currency shall be converted to U.S. dollar equivalents using the quarterly UNOVA, Inc. official rates of exchange, as determined by the Chief Financial Officer and as utilized generally for corporate purposes.


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               (a). Average Earnings for purposes of calculating a Disability or
        Death Benefit for or with respect to a Disabled Participant shall be calculated using the 120 months that include and precede the month that his or her Disability commenced. If a formerly Disabled Participant who has returned to active employment with the Company does not have a minimum of 36 consecutive calendar months of employment with the Company after such return to active employment, then Average Earnings shall be calculated by the Committee in accordance with subparagraph (e).


               (b). Average Earnings in the case of an Active Participant who dies prior to attaining age 65 shall be calculated using the 120 months that include and precede the month of the Participant's death (or Disability, in the case of a Disabled Participant who dies). For purposes of calculating a lump sum payment pursuant to Section 4.1(d) in the event of a Change of Control, with respect to a person (other than a Disabled or deceased Participant) who is an Active Participant as of the date of such calculation, Average Earnings shall be calculated as if the person's employment with the Company ended on such date.

               (c). For purposes of calculating Average Earnings, the Participant's gross base salary plus gross Bonuses received while employed by Western Atlas (beginning on or after March 17, 1994) or Litton (prior to such date), if and to the extent such Western Atlas or Litton employment is included within the period of 120 months to be used in such calculation, shall be taken into account, provided that the Participant's benefits under the Western Atlas retirement plans were transferred to the Company pursuant to the Employee Benefits Agreement between Western Atlas and UNOVA, Inc.
        (the "Employee Benefits Agreement").

               (d). If a Participant is eligible to receive payments under the Supplemental Plan but does not have 36 consecutive months of employment with Western Atlas and the Company, then Average Earnings shall be calculated by the Committee in accordance with subparagraph (e).

               (e). Notwithstanding the foregoing, the Committee may determine Average Earnings for the purposes of this Section by another methodology which it determines to be more appropriate under the facts and circumstances; provided, however, that, following a Change of Control, the authority of the Committee under this subparagraph (e) shall be limited to matters referred to in the last sentence of subparagraph (a) above and the matters referred to in subparagraph (d) above unless the


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        methodology for determining Average Earnings selected by the Committee is more advantageous to the Participant.

2. Except as specifically provided in this Amendment No. 3, each and every provision of the Plan is hereby ratified, approved, and confirmed.

3. This Amendment No. 3 shall be deemed effective for all purposes on and as of the date hereof, except that this Amendment No. 3 shall not be effective with respect to any Participant who retired from the Company subsequent to the Distribution Date and commenced receiving a Retirement Benefit under the Plan prior to the date hereof.

4. This Amendment No. 3 shall be governed by the laws of Delaware except to the extent preempted by ERISA.

5. Capitalized terms used in this Amendment No. 3 and not defined herein shall have the meaning assigned to such terms in the Plan.

        IN WITNESS HEREOF, the Company has caused this Amendment No. 3 to be executed by its duly authorized officers this 15th day of March, 2000.


                                         UNOVA, Inc.



WITNESS: /s/ Virginia S. Young           By: /s/ Michael E. Keane
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                                             Michael E. Keane



WITNESS: /s/ Christine McVeigh           By: /s/ Charles A. Cusumano
        -----------------------------       ------------------------------------
                                             Charles A. Cusumano


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